EXHIBIT 99.2

SHENZHEN QIANHAI LEFU E-COMMERCE LTD AND SUBSIDIARY

CONSOLIDATED BALANCE SHEETS

	September 30, 2018	December 31, 2017
	(Unaudited)
ASSETS

Current Assets
Cash and cash equivalents	$215,523	$1,066,250
Advances to supplier	528,407	415,535
Inventories	368,349	384,006
Other receivable	267,955	448,120
Total Current Assets	1,380,234	2,213,911

Property and equipment, net	708,798	859,319
Other assets	-	2,917
Total Assets	$2,089,032	$3,176,147

LIABILITIES AND MEMBERS' EQUITY

Current Liabilities
Accounts Payable	$898,396	$805,950
Other payable - reward point	161,118	640,052
Advances from customers	3,136,704	5,704,507
Accrued payroll	202,812	312,049
Taxes payable	108,494	263,467
Other payable	64,136	75,662
Short term loan - related party	733,914	-
Total Current Liabilities	5,305,574	7,801,687

Long Term Loan	1,478,955	-
Long Term Loan - Related Party	2,543,632	-

Total Liabilities	9,328,161	7,801,6870

Members' Equity (Deficit)
Members' capital	4,549,361	4,549,361
Accumulated deficit	(11,982,248)	(8,968,906)
Accumulated other comprehensive income (loss)	193,758	(205,995)
Total Members' Equity (Deficit)	(7,239,129)	(4,625,540)
Total Liabilities and Members' Equity (Deficit)	$2,089,032	$3,176,147

The accompanying notes are an integral part of these unaudited consolidated financial statements.

SHENZHEN QIANHAI LEFU E-COMMERCE LTD AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF OPERATIONS

(UNAUDITED)

	For the nine months ended September 30, 2018	For the nine months ended September 30, 2017

Revenue
E-commerce Sales	$881,171	$1,855,213
Operation Royalties	2,070,640	2,110,910
Total Revenue	2,951,811	3,966,123

Cost of Revenues
E-commerce Sales	945,790	1,427,985
Operation Royalties	37,487	535,279
Total Cost of Revenues	983,277	1,963,264

Gross Profit	1,968,534	2,002,859

Operating Expenses
Selling expenses	728,102	2,356,342
General and administrative expenses	3,999,497	3,350,671
Total operating expenses	4,727,599	5,707,013

Operating Loss	(2,759,065)	(3,704,154)

Other Income (Expense):
Interest expense, net	(110,386)	(118,414)
Other income	42,974	2,940
Other expense	(186,865)	(301,131)
Other Income/(Expense)	(254,277)	(416,605)

Loss before income taxes	(3,013,342)	(4,120,759)

Income Tax Expense	-	-

Net loss	(3,013,342)	(4,120,759)

Other Comprehensive Income (loss)

Foreign currency translation gain (loss)	399,753	(136,114)

Total Comprehensive Loss	$(2,613,589)	$(4,256,873)

The accompanying notes are an integral part of these unaudited consolidated financial statements.

SHENZHEN QIANHAI LEFU E-COMMERCE LTD AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF CASH FLOWS

(UNAUDITED)

	For the nine months ended September 30,
	2018	2017
Cash Flows from Operating Activities
Net Loss	$(3,013,342)	$(4,120,759)
Adjustments to reconcile net cash provided by operating activities
Depreciation and Amortization	223,556	85,437
Changes in operating assets and liabilities		-
Accounts Receivable	(9,642)	295,771
Other receivables	174,764	(244,349)
Advance to suppliers	(209,687)	(133,398)
Inventory	(4,816)	(52,163)
Other assets	2,915	(265,968)
Accounts payable and accrued liabilities	70,260	987,613
Advance from customers	(2,323,728)	(2,526,382)
Taxes payable	(148,809)	165,435
Other payable - reward point	(469,558)	178,076
Other payables	(7,953)	218,100
Net cash used in operating activities	(5,716,041)	(5,412,587)

Cash flows from investing activities
Acquisition of property and equipment	(138,411)	(748,544)
Net cash used in investing activities	(138,411)	(748,544)

Cash flows from financing activities
Capital contribution	-	3,005,157
Long term loan - non related party	1,559,783	-
loans from related parties	3,456,671	-
Net cash provided by financing activities	5,016,454	3,005,157

Effect of exchange rate fluctuation on cash and cash equivalents	(12,729)	184,272

Net decrease in cash	(850,727)	(2,971,702)

Cash and cash equivalents at beginning of period	1,066,250	5,868,310

Cash and cash equivalents at ending of period	$215,523	$2,896,608

SUPPLEMENTAL DISCLOSURES:

Cash paid during the period for:
Income tax	$-	$-
Interest	$110,386	$118,414

The accompanying notes are an integral part of these unaudited consolidated financial statements.

SHENZHEN QIANHAI LEFU E-COMMERCE LTD AND SUBSIDIARY

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2018 AND 2017

1.	ORGANIZATION

Shenzhen Qianhai Lefu E-Commerce Co., Ltd (“Lovego SZ” or “Shenzhen Lefu” or the “Company” or “we” or “us”) was incorporated in Shenzhen, China under the laws of the PRC on February 1, 2016 with $1,440,230 (10,000,000 RMB) registered capital. At the time of its incorporation, Shenzhen Lefu’s shareholder was Lefu Global (Hong Kong) Co., Ltd.. On September 12, 2017, Lefu Global (Hong Kong) Co., Ltd. transferred 100% of the equity of Shenzhen Lefu to Mr. Yang Yongqiang. On October 10, 2017, Mr. Yang transferred an aggregate of 87.78% of the equity of Shenzhen Lefu to Mr. Jin Weiming and four (4) other entities. Subsequently on October 25, 2017, the aforesaid four (4) entities transferred the equity of Shenzhen Lefu held by them to Mr. Yang and Mr. Jin, so that as of October 25, 2017, Mr. Yang held 55% of the equity of the Company and Mr. Jin held 45% of the equity of the Company.

In April 2016, the Company received cash investment of USD $1,406,932 (HKD 11,700,000) from Love Global (Hong Kong) Limited.

In March 2017, the Company received cash investment of USD $1,571,214 (HKD 11,625,000) from Love Global (Hong Kong) Limited.

In June 2017, the Company received cash investment of USD $$1,571,214 (HKD 11,625,000) from Love Global (Hong Kong) Limited.

Shanghai Lefu E-Commerce Co., Ltd. (“Lovego SH” or “Shanghai Lefu”) was incorporated in Shanghai, China under the laws of the PRC on November 11, 2016,with $1,440,230 (10,000,000 RMB) registered capital. At the time of its incorporation, Shanghai Lefu had two (2) shareholders: Mr. YANG Yongqiang held 55% of its equity and Mr. JIN Weimin held 45% of its equity. On May 2, 2017, Mr. YANG and Mr. JIN transferred some of their equity in Shanghai Lefu to four (4) entities. On September 18, 2017, Mr. YANG and Mr. JIN and the aforesaid four (4) entities transferred their equity in Shanghai Lefu to Shenzhen Lefu, and Shenzhen Lefu became Shanghai Lefu’s sole shareholder.

Both Shenzhen Lefu and SH Lefu engage in online product sales as of September 30, 2018.

2.	GOING CONCERN

The Company’s consolidated financial statements are prepared using generally accepted accounting principles in the United States of America applicable to a going concern, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. As of and for the period ended September 30, 2018, the Company has incurred accumulated deficit of $11,982,248 and working capital deficit of $3,925,340. As of and for the period ended December 31, 2017, the Company has incurred accumulated deficit of $8,968,906 and working capital deficit of $5,487,776. The ability of the Company to continue as a going concern is dependent on the Company obtaining adequate capital to fund operating losses until it becomes profitable. If the Company is unable to obtain adequate capital, it could be forced to cease operations. The accompanying consolidated financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

Management’s Plan to Continue as a Going Concern

In order to continue as a going concern, the Company will need, among other things, additional capital resources. Management’s plans to obtain such resources for the Company include (1) obtaining capital from the sale of its equity securities, (2) increase sales of its products, and (3) short-term or long-term borrowings from banks, stockholders or other party(ies) when needed. However, management cannot provide any assurance that the Company will be successful in accomplishing any of its plans.

The ability of the Company to continue as a going concern is dependent upon its ability to successfully accomplish the plans described in the preceding paragraph and eventually to secure other sources of financing and attain profitable operations. The Company believes it has ability to raise more capital through issuing more equity, and increase sales. The Company believes it has the ability to continue to operate.

3.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of accounting and presentation

Management acknowledges its responsibility for the preparation of the accompanying interim consolidated financial statements which reflect all adjustments, consisting of normal recurring adjustments, considered necessary in its opinion for a fair statement of its consolidated financial position and the results of its operations for the interim period presented. These consolidated financial statements should be read in conjunction with the summary of significant accounting policies and notes to consolidated financial statements included in the Company’s annual report for the year ended December 31, 2017. The consolidated balance sheet as of December 31, 2017 has been derived from the audited financial statements. The results of the nine months ended September 30, 2018 are not necessarily indicative of the results to be expected for the full fiscal year ending December 31, 2018.

The accompanying unaudited consolidated financial statements for Shenzhen Qianhai Lefu E-Commerce Ltd. and its subsidiary have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) for interim financial information and with the instructions to Form 10-Q.

The Company maintains its books and accounting records in Renminbi (“RMB”), but its reporting currency is U.S. dollars.

The consolidated financial statements have been prepared in order to present the financial position and results of operations of the Company and its subsidiary, Lovego SH. All significant intercompany accounts and transactions have been eliminated.

The Combination of Lovego SZ and Lovego SH are considered under common control. The method used to present a common-control transaction that results in a change in the reporting entity is pooling of interests. A pooling of interests was a method of accounting for a merger of two businesses. The assets and liabilities and operations of the two businesses were combined at their historical carrying amounts, and all historical periods were adjusted as if the businesses had always been combined. Similarly, in a common-control transaction, the receiving entity retrospectively adjusts its financial statements to include the transferred net assets and any related operations for all periods for which the entities or net assets were under common control. Because Lovego SZ and Lovego SH are under common control, SH Lovego financial is consolidated with SZ Lovego since the inception of SH Lovego.

Use of estimates

The preparation of these financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that may affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the dates of the financial statements and the reported amounts of net sales and expenses during the reporting period. Some of the significant estimates include values and lives assigned to acquired property and equipment, reserves for customer returns and allowances, accrual and usage of loyalty points, slow moving, obsolete and/or damaged inventory. Actual results may differ from these estimates.

Cash and cash equivalents

The Company considers all highly liquid debt instruments purchased with maturity periods of three months or less to be cash equivalents. The carrying amounts reported in the accompanying balance sheet for cash and cash equivalents approximate their fair value. All of the Company’s cash is held in bank accounts in the PRC and is not protected by FDIC insurance or any other similar insurance. The Company has no bank account in the United States. Cash and cash equivalents amounted to $215,523 and $1,066,250 as of September 30, 2018 and December 31, 2017, respectively.

Accounts receivable

Trade receivables are recognized and carried at the original invoice amount less allowance for any uncollectible amounts. An allowance for doubtful accounts is made when collection of the full amount is no longer probable. Bad debts are written off as incurred. Accounts receivable are recorded at the invoiced amount and do not bear interest. Management reviews the adequacy of the allowance for doubtful accounts on an ongoing basis, using historical collection trends and aging of receivables. Management also periodically evaluates individual customer’s financial condition, credit history, and the current economic conditions to make adjustments in the allowance when it is considered necessary. The Company collects 100% before the Company ships any product. As of September 30, 2018 and December 31, 2017, $0 were reserved as allowance for doubtful accounts.

Inventory

Inventory is stated at the lower of cost or net realizable value. The cost of inventories comprises all costs of purchases, and other costs incurred in bringing the inventories to their present location and condition. Cost is determined using the weighted average method. Net realizable value represents the estimated selling price in the ordinary course of business less the estimated costs necessary to complete the sale. The Company periodically reviews historical sales activity to determine excess, slow moving items and potentially obsolete items and also evaluates the impact of any anticipated changes in future demand. The Company provides inventory allowances based on excess and obsolete inventories determined principally by customer demand. Impairment of inventories is recorded in cost of goods sold.

For the nine months ended September 30, 2018 and 2017, the Company has not made provision for inventory in regards to slow moving or obsolete items.

Property and equipment

Property and equipment is stated at the historical cost, less accumulated depreciation. Depreciation on property and equipment is provided using the straight-line method over the estimated useful lives of the assets for both financial and income tax reporting purposes as follows:

Leasehold improvement	1.5-5 years
Software	10 years
Furniture & fixtures	3-10 years
Office equipment	3-5 years
Machinery and equipment	5 years
Automobiles	4 years

Expenditures for renewals and betterments are capitalized while repairs and maintenance costs are normally charged to the statements of operations in the year in which they are incurred. In situations where it can be clearly demonstrated that the expenditure has resulted in an increase in the future economic benefits expected to be obtained from the use of the asset, the expenditure is capitalized as an additional cost of the asset.

Upon sale or disposal of an asset, the historical cost and related accumulated depreciation or amortization of such asset were removed from their respective accounts and any gain or loss is recorded in the statements of income.

Impairment of long-lived assets

The Company evaluates long-lived assets for impairment whenever events or changes in circumstances (such as a significant adverse change in market conditions that will impact the future use of the assets) indicate its net book value may not be recoverable. When these events occur, the Company compares the projected undiscounted future cash flows associated with the related asset or group of assets over its estimated useful lives against their respective carrying amount. Impairment, if any, is based on the excess of the carrying amount over the fair value, based on market value when available, or discounted expected cash flows, of those assets and is recorded in the period in which the determination is made. The Company’s management currently believes there is no impairment of its long-lived assets. There can be no assurance, however, that market conditions will not change or demand for the Company’s services will continue. Either of these could result in the future impairment of long-lived assets. As of September 30, 2018 and December 31, 2017, the Company has not experienced impairment losses on its long-lived assets.

Foreign currency translation

The reporting currency of the Company is U.S. dollars. The Company uses RMB as its functional currency. The results of operations and cash flows are translated at average exchange rates during the period, and assets and liabilities are translated at the unified exchange rates at the balance sheet dates, and equity is translated at the historical exchange rates. As a result, amounts related to assets and liabilities reported on the statements of cash flows will not necessarily agree with changes in the corresponding accounts on the balance sheets. Translation adjustments resulting from this process are included in accumulated other comprehensive income in the statements of members’ equity. Translation adjustments for the nine months ended September 30, 2018 and 2017 were $399,753 and $(136,114), respectively. The cumulative translation adjustment and effect of exchange rate changes on cash for the nine months ended September 30, 2018 and 2017 were $(12,729) and $184,272, respectively. Transaction gains and losses that arise from exchange rate fluctuations on transactions denominated in a currency other than the functional currency are included in the results of operations as incurred.

Assets and liabilities were translated at 6.87 RMB and 6.51 RMB to $1.00 at September 30, 2018 and December 31, 2017, respectively. The equity accounts were stated at their historical rates. The average translation rates applied to income statements for the nine months ended September 30, 2018 and 2017 were 6.51 RMB and 6.80 RMB to $1.00, respectively. Cash flows are also translated at average translation rates for the period; therefore, amounts reported on the statement of cash flows will not necessarily agree with changes in the corresponding balances on the balance sheet.

Revenue recognition

The Company follows paragraph 606 of the FASB Accounting Standards Codification for revenue recognition and ASU 2014--09. On January 1, 2018, the Company adopted ASU 2014-09, which is a comprehensive new revenue recognition model that requires revenue to be recognized in a manner to depict the transfer of goods or services to a customer at an amount that reflects the consideration expected to be received in exchange for those goods or services. The Company considers revenue realized or realizable and earned when all the five following criteria are met: (1) Identify the Contract with a Customer, (2) Identify the Performance Obligations in the Contract, (3) Determine the Transaction Price, (4) Allocate the Transaction Price to the Performance Obligations in the Contract, and (5) Recognize Revenue When (or As) the Entity Satisfies a Performance Obligation. Results for reporting periods beginning after January 1, 2018 are presented under ASU 2014-09, while prior period amounts are not adjusted and continue to be reported under the previous accounting standards. The Company has assessed the impact of the guidance by reviewing its existing customer contracts and current accounting policies and practices to identify differences that will result from applying the new requirements, including the evaluation of its performance obligations, transaction price, customer payments, transfer of control and principal versus agent considerations. Based on the assessment, the Company concluded that there was no change to the timing and pattern of revenue recognition for its current revenue streams in scope of Topic 606 and therefore there was no material changes to the Company’s consolidated financial statements upon adoption of ASC 606, and there have not been any significant changes to our business processes, systems, or internal controls as a result of implementing the standard.

The Company recognizes revenue from the sale of products through its online platforms, including its Internet website and cellular phone application. The Company utilizes external delivery service providers to deliver goods to its customers directly from its own warehouses or from supplier’s warehouses. The Company estimates and recognizes revenue and the related product costs for goods that are in-transit to the customers.

The Company offers customers with an unconditional right of return for a period of 7 days upon receipt of products on sales from the Company’s online platforms. The Company defers revenue from sales of its platforms until the return period expires as the Company cannot reasonably estimate the amount of future returns. During the nine months ended September 30, 2018 and 2017, the last 7 days of sale is not material and will not have any impact to the financial. As a result, we did not record the defer revenue. Thus, the Company recognizes revenue from sales of its platforms when products are delivered to customers because historical returns on sales are insignificant.

The Company recorded revenue on a gross basis when the Company meets the following indicators for gross reporting: it is the primary obligor of the sales arrangements, is subject to inventory risks of physical loss, has latitude in establishing prices, has discretion in suppliers' selection and assumes credit risks on receivables from customers. Any disputes involving damaged, non-functional, product returns, and/or warranty defects are resolved between the customer and the vendor.

Sales represent the invoiced value of goods, net of surcharges and value added tax (“VAT”), if any, and are recognized upon delivery of goods and passage of title. Surcharges are sales related taxes representing the City Maintenance and Construction Tax and Education Surtax.

The Company is subject to VAT, which is levied on a majority of the products, at a rate ranging from 11% to 17% on the invoiced value of sales. Output VAT is borne by customers in addition to the invoiced value of sales and input VAT is borne by the Company in addition to the invoiced value of purchases to the extent not refunded for export sales.

Payments received in advance of delivery are classified as advances from customers. Revenues include fees charged to customers for shipping and handling expenses. The Company pays fees to external delivery service providers and records such expenses and fees as shipping and handling expenses. The Company classifies shipping and handling costs paid on behalf of its customers in selling expenses.

Operation royalties revenue

The Company authorizes third parties (“sales dealer”) to conduct marketing, to promote sales, and to develop customers (members) in certain area. Sales dealer pays certain amount of money to the Company for exclusive rights (“operation royalties”) in certain area for certain period of time. In return, sales dealers get a percentage of future sales in the authorized area as commission. Commission paid to dealer is booked as cost of revenues. All proceeds from sales dealers are booked as advances from suppliers and amortized as revenue over the authorized period of time.

Membership incentive points program

Between January 1, 2017 and July 1, 2017, the Company established a membership incentive points program ("Old Points Program") wherein the Company provides incentive points through its platforms as marketing activities. Each point is deemed as 1 RMB and each purchase can be discounted up to 1 RMB. There are no specific date on when will the point be granted to the customers. Once the points are granted, it can be either used in connection with subsequent purchases, or redeemed as cash. There are no expiration dates of these incentive points. FASB’s Emerging Issues Task Force (EITF) offered additional guidance with Issue No. 00-22, Accounting for “Points” and Certain Other Time-Based or Volume-Based Sales Incentive Offers, and Offers for Free Products or Services to Be Delivered in the Future. Based on EITF No. 00-22, these incentive points are recorded as reduction of revenues at the time of each purchase. On August 20, 2018, the Company terminated "Old Points Program". All issued reward points from Old Points Program remained effective until they are redeemed. As of September 30, 2018 and December 31, 2017, reward points payable resulted from "Old Points Program" were $161,118 and $640,052, respectively.

Effective from July 1, 2017, the Company adopted a new membership incentive points program (the "New Points Program") wherein the Company accumulates points at each purchase. Each 100 points granted is deemed as 1 RMB. Membership incentive points can be used in connection with subsequent purchases only. There are no expiration dates of these incentive points. These points are not related to prior purchases, and can only be utilized in conjunction with subsequent purchases on the Company's platforms.

The issuance of points (after July 1, 2017) is viewed as a separate component of a sale and is recorded under deferred Revenue or Multiple-Element Model. The company defers the recognition of a portion of its revenue, which is directly related to the earning of loyalty points, to a future period in which the customer either redeems the awards/points. This approach uses fair value approach to calculate the deferral amount. Deferred amount is booked as deferred revenue at the time of each purchase. When customer uses the points, deferred revenue will be recognized as revenue. Deferred revenue amounted to $77,977 and $27,711 as of September 30, 2018 and December 31, 2017, respectively and was booked from advances from customers.

Cost of revenues

E-commerce

Cost of revenues for E-commerce business consists primarily of the purchase costs of products and inventory write-down. The amounts of inventory write-down were $0 and $0 for the nine months ended September 30, 2018 and 2017, respectively.

Operation royalties

Cost of revenues for operation royalties consists primarily of commission given out to sales dealers.

Shipping and handling costs

The Company follows ASC 605-45, Handling Costs, and Shipping Costs, formerly known as Emerging Issues Task Force No. 00-10, Accounting for Shipping and Handling Fees and Costs. The Company classifies shipping and handling costs paid on behalf of its customers in selling expenses. For the nine months ended September 30, 2018 and 2017, shipping and handling costs were $2,642 and $4,099, respectively.

Taxation

Taxation on profits earned in the PRC has been calculated based on the estimated assessable profits for the year at the rates of taxation prevailing in the PRC after taking into account the benefits from any special tax credits or “tax holidays” allowed in the county of operations.

The Company accounts for income taxes under ASC 740. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the consolidated financial statement carrying amounts of existing assets and liabilities and their respective tax bases.

Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period including the enactment date. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

The provisions of ASC 740-10-25, “Accounting for Uncertainty in Income Taxes,” prescribe a more-likely-than-not threshold for consolidated financial statement recognition and measurement of a tax position taken (or expected to be taken) in a tax return. This interpretation also provides guidance on the recognition of income tax assets and liabilities, classification of current and deferred income tax assets and liabilities, accounting for interest and penalties associated with tax positions, and related disclosures. The Company does not believe that there was any uncertain tax position at September 30, 2018 and December 31, 2017.

The Company recognizes that virtually all tax positions in the PRC are not free from some degree of uncertainty due to tax law and policy changes by the state. The Company cannot reasonably quantify political risk factors and thus must depend on guidance issued by current government officials.

Based on all known facts and circumstances and current tax law, the Company believes that the total amount of unrecognized tax benefits as of September 30, 2018 is not material to its results of operations, financial condition or cash flows. The Company also believes that the total amount of unrecognized tax benefits as of September 30, 2018, if recognized, would not have a material effect on its effective tax rate. The Company further believes that there are no tax positions for which it is reasonably possible, based on current Chinese tax law and policy, that the unrecognized tax benefits will significantly increase or decrease over the next twelve months producing, individually or in the aggregate, a material effect on the Company’s results of operations, financial condition or cash flows.

Enterprise income tax

The enterprise income tax is calculated on the basis of the statutory profit as defined in the PRC tax laws. This statutory profit is computed differently than under U.S. GAAP.

Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax basis. Deferred tax assets, including tax loss and credit carry forwards, and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect of deferred tax assets and liabilities from a change in tax rates is recognized in income in the period that includes the enactment date. Deferred income tax expense represents the change during the period in the deferred tax assets and deferred tax liabilities. The components of the deferred tax assets and liabilities are individually classified as current and non-current based on their characteristics. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized.

Value added tax

The Provisional Regulations of the PRC Concerning Value Added Tax promulgated by the State Council came into effect on January 1, 1994. Under these regulations and the Implementing Rules of the Provisional Regulations of the PRC Concerning Value Added Tax, value added tax (“VAT”) is imposed on goods sold in or imported into the PRC and on processing, repair and replacement services provided within the PRC.

VAT payable in the PRC is charged on an aggregated basis at a rate of 11% or 13% or 17% (depending on the type of goods involved) on the full price collected for the goods sold or, in the case of taxable services provided, at a rate of 17% on the charges for the taxable services provided, but excluding, in respect of both goods and services, any amount paid in respect of VAT included in the price or charges, and less any deductible value added tax already paid by the taxpayer on purchases of goods and services in the same financial year.

Contingent liabilities and contingent assets

A contingent liability is a possible obligation that arises from past events and whose existence will only be confirmed by the occurrence or non-occurrence of one or more uncertain future events not wholly within the control of the Company. It can also be a present obligation arising from past events that is not recognized because it is not probable that the Company will incur a liability or obligations as a result. A contingent liability, which might occur but is not probable, is not recorded but is disclosed in the notes to the financial statements. The Company will recognize a liability or obligation when it is probable that the Company will incur such liability or obligation.

A contingent asset is an asset, which could possibly arise from past events and whose existence will be confirmed only by the occurrence or non-occurrence of one or more uncertain events not wholly within the control of the Company. Contingent assets are not recorded but are disclosed in the notes to the financial statements when it is likely that the Company will recognize an economic benefit. When the benefit is virtually certain, the asset is recognized.

On August 20, 2018, the Company announced on its website that all unissued reward points for sales transactions prior to June 30, 2017 will be issued under "2017 New Points Program". Rewards points had been issued for sales transactions prior to June 30, 2017 will not be affected by this announcement. The Company’s management determined that the Company is not liable for any unissued points according to the nature of the sales transactions and according to the local law.

Retirement benefit costs

According to PRC regulations on pensions, the Company contributes to a defined contribution retirement program organized by the municipal government in the province in which the Company is registered and all qualified employees are eligible to participate in the program. Contributions to the program are calculated at 23.5% of the employees’ salaries above a fixed threshold amount and the employees contribute 2% to 8% while the Company contributes the remaining 15.5% to 21.5%. The Company has no other material obligation for the payment of retirement benefits beyond the annual contributions under this program.

Fair value of financial instruments

The Company has adopted ASC Topic 820, Fair Value Measurement and Disclosure, which defines fair value, establishes a framework for measuring fair value in U.S. GAAP, and expands disclosures about fair value measurements. It does not require any new fair value measurements, but provides guidance on how to measure fair value by providing a fair value hierarchy used to classify the source of the information. It establishes a three-level valuation hierarchy of valuation techniques based on observable and unobservable inputs, which may be used to measure fair value and include the following:

•	Level 1 inputs to the valuation methodology are quoted prices (unadjusted) for identical assets or liabilities in active markets.

•

Level 2 inputs to the valuation methodology include quoted prices for similar assets and liabilities in active markets, and inputs that are observable for the assets or liability, either directly or indirectly, for substantially the full term of the financial instruments.

•	Level 3 inputs to the valuation methodology are unobservable and significant to the fair value.

The carrying amount of other receivables, advance to vendors, advances from customers, other payables, accrued liabilities are reasonable estimates of their fair value because of the short-term nature of these items.

Related parties

Parties are considered to be related to the Company if the parties that, directly or indirectly, through one or more intermediaries, control, are controlled by, or are under common control with the Company. Related parties also include principal owners of the Company, its management, members of the immediate families of principal owners of the Company and its management and other parties with which the Company may deal if one party controls or can significantly influence the management or operating policies of the other to an extent that one of the transacting parties might be prevented from fully pursuing its own separate interests. Transactions with related parties are disclosed in the financial statements.

Recent accounting pronouncements

The Company has reviewed all recently issued, but not yet effective, accounting pronouncements and does not believe the future adoption of any such pronouncements will have a material impact on its financial condition or the results of its operations.

In February 2016, the FASB issued ASU No. 2016-02, “Leases (Topic 842)”, to increase the transparency and comparability about leases among entities. The new guidance requires lessees to recognize a lease liability and a corresponding lease asset for virtually all lease contracts. It also requires additional disclosures about leasing arrangements. ASU 2016-02 is effective for interim and annual periods beginning after December 15, 2018, and requires a modified retrospective approach to adoption. Early adoption is permitted. The Company does not expect that the adoption of this guidance will have a material impact on its consolidated financial statements.

In October 2016, the FASB issued ASU 2016-16, “Income Taxes (Topic 740): Intra-Entity Transfer of Assets Other than Inventory”, which requires the recognition of the income tax consequences of an intra-entity transfer of an asset, other than inventory, when the transfer occurs. ASU 2016-06 will be effective for the Company in its first quarter of 2019. The Company does not expect that the adoption of this guidance will have a material impact on its consolidated financial statements.

In January 2017, the FASB issued ASU No. 2017-01, “Business Combinations (Topic 805): Clarifying the Definition of a Business”. The amendments in this ASU clarify the definition of a business with the objective of adding guidance to assist entities with evaluating whether transactions should be accounted for as acquisitions (or disposals) of assets or businesses. Basically these amendments provide a screen to determine when a set is not a business. If the screen is not met, the amendments in this ASU first, require that to be considered a business, a set must include, at a minimum, an input and a substantive process that together significantly contribute to the ability to create output and second, remove the evaluation of whether a market participant could replace missing elements. These amendments take effect for public businesses for fiscal years beginning after December 15, 2017 and interim periods within those periods, and all other entities should apply these amendments for fiscal years beginning after December 15, 2018, and interim periods within annual periods beginning after December 15, 2019. The Company does not expect that the adoption of this guidance will have a material impact on its consolidated financial statements.

Management does not believe that any recently issued, but not yet effective accounting pronouncements, when adopted, will have a material effect on the accompanying financial statements.

4.	CONSCENTRATION OF BUSINESS AND CREDIT RISK

All of the Company’s bank accounts are in banks located in the PRC and are not covered by any type of protection similar to that provided by the Federal Deposit Insurance Corporation (“FDIC”) on funds held in U.S. banks. The Company has no bank account in the United States.

Because the Company’s operations are located in the PRC, this may give rise to significant foreign currency risks due to fluctuations in and the volatility of foreign exchange rates between U.S. dollars and RMB.

For E-commerce business, no sales to customer amounted over 10% of the Company’s total net sales for E-commerce sale for the nine months ended September 30, 2018 and 2017.

For operation royalties, royalties revenues to certain dealers generated over 10% of the Company’s total net operation royalties sales for the nine months ended September 30, 2018. Sales to Shanghai Zhonglai Investment Management Consulting Services Center, for the nine months ended September 30, 2018 were approximately 10% of the Company’s total net operation royalties sale.

For operation royalties, royalties revenues to certain dealers generated over 10% of the Company’s total net operation royalties sales for the nine months ended September 30, 2017. Sales to Shanghai Zhonglai Investment Management Consulting Services Center, for the nine months ended September 30, 2017 were approximately 10% of the Company’s total net operation royalties sale.

For the nine months ended September 30, 2018, three largest suppliers accounted for approximately 37%, 12% and 10% of total purchases, respectively.

For the nine months ended September 30, 2017, two largest suppliers accounted for approximately 34% and 20% of total purchases, respectively.

5.	OTHER RECEIVABLES

Other receivables consisted of the following as amounted $267,955 and $448,120 as of September 30, 2018 and December 31, 2017, respectively. Other receivables are mainly deposit for leases.

	As of
	September 30, 2018	December 31, 2017
Deposit	$246,608	$421,887
Others	21,347	26,233
Total other receivables	$267,955	$448,120

6.	ADVANCES TO SUPPLIERS

Advances to suppliers amounted $528,407 and $41,535 as of September 30, 2018 and December 31, 2017, respectively. Advances to suppliers are interest-free cash paid in advance to suppliers for inventory purchases.

7.	PROPERTY AND EQUIPMENT, NET

Property and equipment consisted of the following as of September 30, 2018 and December 31, 2017:

	As of
	September 30, 2018	December 31, 2017
Software	$83,010	$87,410
Furniture & fixtures	57,687	81,919
Office equipment	120,364	106,330
Machinery and equipment	6,926	7,311
Automobiles	797,982	736,784
Total	1,065,969	1,019,754
Less: accumulated depreciation	(357,171)	(160,435)
Total property & equipment, net	$708,798	$859,319

For the nine months ended September 30, 2018 and 2017, depreciation expense from the continuing operations was $223,556 and $85,437, respectively.

8.	ADVANCES FROM CUSTOMERS

Advances from customers amounted $3,136,704 and $5,704,507 as of September 30, 2018 and December 31, 2017, respectively. Advances from customers consist of the following as of September 30, 2018 and December 31, 2017.

	As of
	September 30, 2018	December 31, 2017
Advances from dealer	$3,016,992	$5,565,986
Deferred revenue and others	119,712	138,521
Total advances from customers	$3,136,704	$5,704,507

Advances from dealer sales are agent fees paid by dealers in exchange of exclusive operation right to operate in certain geographic area. These advances amortize over the terms of the agreement.

9.	TAX PAYABLE

Tax payable amounted to $108,494 and $263,347 as of September 30, 2018 and December 31, 2017, respectively. Between January 1, 2017 and July 1, 2017, the Company established a membership incentive points program ("Old Points Program") wherein the Company provides incentive points through its platforms as marketing activities. Each point is deemed as 1 RMB and each purchase can be discounted up to 1 RMB. There are no specific date on when will the point be granted to the customers. The Company is liable to withhold and pay taxes when customers redeemed points for cash.

10.	OTHER PAYABLE

Other payable amounted $64,136 and $75,662 as of September 30, 2018 and December 31, 2017, respectively. Other payable are mainly payable to third parties and employee payable.

	September 30, 2018	December 31, 2017
Payable to third parties	$2,393	$-
Employee payable	23,379	34,291
Accrued expenses	38,364	41,371
Total	$64,136	$75,662

11.	LOAN FROM RELATED PARTIES

Short term loan from a related party amounted to $733,914 and $0 as of September 30, 2018 and December 31, 2017, respectively. On July 24, 2018 the Company borrowed funds from its CEO, Mr. Yongqiang Yang, with principal of $728,014, due January 23, 2019, and with an annual interest rate of 4.75%, no collateral. The loan is in default. Interest payable amounted $5,900 and $0 as September 30, 2018 and December 31, 2017, respectively.

Long term loan from a related party amounted to $2,543,632 and $0 as of September 30, 2018 and December 31, 2017, respectively. On April 2, 2018 the Company borrowed funds from a company whose CEO is Mr. Yongqiang Yang, the Company’s CEO, with principal of $1,456,028, due April 1, 2021, and with an annual interest rate of 4.75%, no collateral. Interest payable for the $1,456,028 loan amounted to $34,296 as of September 30, 2018. On January 16, 2018 the Company borrowed funds from its CEO, Mr. Yongqiang Yang, with principal of $1,019,220, due January 15, 2021, and with an annual interest rate of 4.75%, no collateral. Interest payable for the $1,019,220 loan amounted to $34,088 as of September 30, 2018.

12.	LONG TERM LOAN

Long term loan amounted to $1,478,955 and $0 as of September 30, 2018 and December 31, 2017, respectively. On June 1, 2018 the Company borrowed loan from an unrelated party, with principal of $1,456,028, due May 31, 2021, and with an annual interest rate of 4.75%, no collateral. Interest payable amounted $22,927 and $0 as September 30, 2018 and December 31, 2017, respectively.

13.	MEMBERS’ DEFICIT

In April 2016, the Company received capital contribution of USD $1,406,932 (HKD 11,700,000) from Love Global (Hong Kong) Limited.

In March 2017, the Company received capital contribution of USD $1,571,214 (HKD 11,625,000) from Love Global (Hong Kong) Limited.

In June 2017, the Company received capital contribution of USD $$1,571,214 (HKD 11,625,000) from Love Global (Hong Kong) Limited.

14.	COMMITMENTS AND CONTINGENCIES

Operating Leases

The Company has entered into lease agreements with various third parties. The terms of such non-cancellable operating leases are one to five years. As of September 30, 2018, the Company was obligated under non-cancellable operating leases minimum rentals as follows:

Nine months ended September 30,

2019	$442,943
2020	423,406
2021	378,096
2022	398,605
2023	88,744
Total	$1,731,794

The rent expense for the nine months ended September 30, 2018 and 2017 was $758,160 and $1,400,813, respectively.

Legal Proceedings

The Company is not currently a party to any legal proceeding, investigation or claim which, in the opinion of the management, is likely to have a material adverse effect on the business, financial condition or results of operations.

16.	SUBSEQUENT EVENT

On February 11, 2019, we entered into a share exchange agreement, or the Share Exchange Agreement, with by and among us, Lovego Holdings Limited, a corporation organized under the laws of the Cayman Islands (“Lovego Holdings”), Lovego Hong Kong Limited, a Hong Kong corporation, Shanghai Lepan Business Information Consulting Co., Ltd., a corporation organized under the laws of the Peoples Republic of China (“PRC”), Shenzhen Qianhai Lefu E-Commerce Co., Ltd., a PRC corporation and Shanghai Lefu E-Commerce Co., Ltd., a PRC corporation and the shareholders of Lovego Holdings (the “Shareholders”). Pursuant to the Share Exchange Agreement, the Shareholders transferred all of the shares of the capital stock of Lovego Holdings held by them, constituting all of the issued and outstanding stock of Lovego Holdings, in exchange for 710,666,640 newly issued shares of our Common Stock, par value $.0001 per share, that constituted approximately 71% of our issued and outstanding capital stock on a fully-diluted basis as of and immediately after the consummation of the transactions contemplated by the Share Exchange Agreement.